EXHIBIT 4.29.1


                                  FIRST AMENDED
                              VALUESTAR CORPORATION
                           INVESTORS RIGHTS AGREEMENT

         THIS FIRST AMENDED  INVESTORS  RIGHTS  AGREEMENT (this  "Amendment") is dated effective as of March 24, 2000, by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific"), TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent"), eCOMPANIES VENTURE GROUP, L.P., a Delaware limited partnership ("eCompanies") and TMCT VENTURES, L.P. ("TMCT") (each a "holder" and, collectively, the "holders") and the entities or individuals set forth on Schedule 1 attached hereto and incorporated herein by reference as may be amended from time to time (the "Securities Holders") to reflect all parties who comprise holders of the "Securities" held by all "Purchasers" under that certain Securities Purchase Agreement dated for reference purposes only on even date herewith (the "Securities Purchase Agreement").


                                    RECITALS

         A. On December 8, 1999, Seacoast, Pacific and Tangent, among other parties thereto, entered into an Investors Rights Agreement with the Company as amended on January 4, 2000, with the addition of TMCT as a party thereto (the "Rights Agreement"), whereby such agreement granted certain preemptive rights and registration rights to the Holders.

         B. In consideration of the Company's sale of certain securities in accordance with the terms and provisions set forth under the Securities Purchase Agreement dated on even date herewith (the "Securities") the Holders desire to amend the Rights Agreement in accordance with the terms set forth in this Amendment. All Capitalized terms not defined herein shall have the meanings established in the Rights Agreement or identified in the Rights Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Amendment, the parties hereto hereby agree as follows:

         1. Registration Rights.

                  a. Incidental Registration. Solely for purposes of Section 2.b of the Rights Agreement (piggyback registration rights) and any other provision under Section 2 of the Rights Agreement applicable thereto, including but not limited to Sections 2.e, 2.m and 2.n (but specifically excluding Sections 2.a, 2.c, and 2.k), the Holders hereby agree and give their consent



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as required  under Section 2.k of the Rights  Agreement  that the  definition of
Registrable Securities for purposes of Section 2.b shall include the "Shares," "Warrants" and "Warrant Shares" as such terms are defined under the Securities Purchase Agreement and the definition of "holder" for purposes of Section 2.b shall include the Securities Holders. Notwithstanding the foregoing, the Securities Holders shall be entitled to notice under Sections 2.a and 2.c and to participate in such registrations as if they were the Holders of Registrable Securities thereunder with respect to their Shares, Warrants and Warrant Shares. In no event will a Securities Holder be required to exercise his Warrants as a condition to the registration of such Warrant or Warrant Shares thereunder.

                  b. Termination/Rule 144 Availability. Notwithstanding the foregoing, the Company will not be obligated to register any of the Securities Holders' Registrable Securities (i) if counsel reasonably acceptable to a majority in interest of the Holders renders an opinion in form and substance satisfactory to such Holders to the effect that such Registrable Securities are freely saleable without limitation as to volume under Rule 144 under the Securities Act of 1933, as amended or (ii) after the fifth anniversary date of the earlier to occur of a "Qualified Liquidity Milestone" or "Qualified Liquidation Event."

                  c. Holdback Agreements. In connection with any underwritten public offering, each Securities Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred eightieth (180th) day after the effective date of such registration statement; provided, however, that (i) Jim Stein and each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement, and (ii) each Holder and Securities Holder shall be proportionately cutback only in accordance with the provisions of Section 2.b of the Rights Agreement.

         2. Waiver of Preemptive Rights. Each of the Holders hereby waives its preemptive rights set forth in Section 3 of the Rights Agreement applicable to any of the securities sold or to be sold under the Purchase Agreement.

         3. Miscellaneous.

                  a.   Headings.   The  headings  in  this   Amendment  are  for
convenience and reference only and are not part of the substance of this Amendment.


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                  b. Severability. The parties to this Amendment expressly agree that it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Amendment is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Amendment) and the remainder of this Amendment, as amended, will remain binding upon the parties to this Amendment, unless the inoperative provision would cause enforcement of the remainder of this Amendment to be inequitable under the circumstances.

                  c. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:


            If to the Company, at           ValueStar Corporation
                                            360 22nd Street, Suite 210
                                            Oakland, CA  94612
                                            FAX: (510) 808-1400
                                            Attention: Jim Stein

         with courtesy copies to:           Bay Venture Counsel, LLP
                                            1999 Harrison Street, Suite 1300
                                            Oakland, California  94612
                                            Attention: Donald C. Reinke, Esq.
                                            Fax:  (510) 834-7440
         If to any
         Securities Holder:                 As set  forth on  Schedule  1 to the
                                            Securities Purchase Agreement.

           or to such other address as each party may designate for itself by like notice. Notice to any other Holder will be delivered as set forth above to the address shown on the stock transfer books of the Company unless such Holder has advised the Company in writing of a different



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address to which notices are to be sent under this  Amendment.  Failure or delay in delivering the courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration,
or  other  communication.   No  notice,  demand,  request,  consent,   approval,
declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Amendment.

                  d. Successors/Amendments. This Amendment will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise expressly provided herein, the provisions of this Amendment may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Holders holding at least sixty-six and two-thirds percent (66-2/3%) or more of the then outstanding Registrable Securities; provided, however, that any amendment or action which would adversely affect only one class of Holders shall also require the written consent of the Holders holding at least sixty-six and two-thirds percent (66-2/3%) or more of the then outstanding Registrable Securities of such class. Notwithstanding the foregoing, this Section 3.d. shall not be amended without the consent of all Holders.

                  e. Remedies. The failure of any party to enforce any right or remedy under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Amendment. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

                  f. Counterparts. This Amendment may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

                  g. Choice of Law. THIS AMENDMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES AND WILL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA



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APPLICABLE TO AN AGREEMENT  EXECUTED,  DELIVERED AND PERFORMED  THEREIN  WITHOUT
GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.


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Corporation   Investors  Rights  Agreement  Signature  Pages  to  First  Amended
ValueStar

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.


                                    COMPANY:
                                    VALUESTAR CORPORATION

                                    By:   /s/ JAMES STEIN
                                    Name: James I. Stein
                                    Its:  President and Chief Executive Officer


                                    eCOMPANIES VENTURE GROUP, L.P.

                                    By:
                                    Name: Steven Ledger
                                    Its:  Managing General Partner


                                    SEACOAST CAPITAL PARTNERS LIMITED
                                    PARTNERSHIP

                                    By:   Seacoast Advisors, LLC,
                                          A Delaware limited liability company

                                    By:   /s/ JEFFREY J. HOLLAND
                                    Name: Jeffrey J. Holland
                                    Its:  Member & Manager


                                    PACIFIC MEZZANINE FUND, L.P.

                                    By:   Pacific Private Capital
                                          its general partner

                                    By:   /s/ ANDREW B. DUMKE
                                    Name: Andrew B. Dumke
                                    Its:  General Partner


                                    TANGENT GROWTH FUND, L.P.

                                    By:   Tangent Fund Management, LLC
                                          its general partner

                                    By:   /s/ MARK P. GILLES
                                    Name: Mark P. Gilles
                                    Its:  Vice President



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Corporation   Investors  Rights  Agreement  Signature  Pages  to  First  Amended
ValueStar

                                    TMCT VENTURES, L.P.
                                    Under management by Rustic Canyon Partners,
                                    LLC

                                    By:    /s/ MICHAEL SONG
                                    Name:  Michael Song
                                    Title: Partner, TMCT Ventures


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                                   Schedule 1

     (Individual Pages Differ as to Holder's Name and Personal Information)


                                             SECURITIES HOLDERS


                                             -----------------------------------
                                                       Name of Holder


                                              ----------------------------------
                                                      Authorized Signature


                                             -----------------------------------
                                              Print Name and Title of Signatory